UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2009

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11840	36-3871531
(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, the Registrant announced the election of Andrea Redmond to its Board of Directors effective January 1, 2010.  The Board has not yet determined Ms. Redmond’s committee assignments.  Ms. Redmond’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent proxy statement filed on April 1, 2009, file number 001-11840, under the heading “Director Compensation.”  In addition, the Registrant expects to enter into an indemnification agreement with Ms. Redmond in substantially the form filed as Exhibit 10.2 to its quarterly report on Form 10-Q for the quarter ended June 30, 2007. A copy of the press release announcing Ms. Redmond’s election is attached as Exhibit 99 to this report.  The Board took action to elect Ms. Redmond as a director on November 10, 2009.

Section 9 — Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99	Registrant’s press release dated November 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Jennifer M. Hager
		Name:	Jennifer M. Hager
		Title:	Assistant Vice President, Assistant General Counsel, and Assistant Secretary

Date: November 16, 2009